Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-198673) of American Residential Properties, Inc.,
(2) Registration Statement (Form S-3 No. 333-197211) of American Residential Properties, Inc., and
(3) Registration Statement (Form S-8 No. 333-188514) pertaining to the 2012 Equity Incentive Plan of American Residential Properties, Inc.;

of our report dated March 16, 2015, with respect to the consolidated financial statements and schedules of American Residential Properties, Inc. included in this Annual Report (Form 10-K) of American Residential Properties, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 16, 2015